FOR IMMEDIATE RELEASE

NEWS RELEASE

Nord Resources Corporation
1 W. Wetmore Road, Suite 203
Tucson, Arizona 85705
Tel: (520) 292-0266 Fax: (520) 292-0268

Nord Resources Corporation Announces Change in Toronto Stock Exchange Trading Symbol

TUCSON, Arizona, January 18, 2008 - Nord Resources Corporation (“Nord” or the “Company”) (TSX: NRD.U / OTC: NRDS.PK) announces that, effective at the opening of the market on Monday, January 21, 2008, trading in the common shares of the Company will continue on the Toronto Stock Exchange in Canadian funds. As a result of the change in trading currency from U.S. to Canadian funds, Nord’s new symbol will be “NRD”.

About Nord Resources

Nord Resources Corporation is in the business of exploring for, developing and operating mineral properties. The Company’s primary asset is the Johnson Camp Mine located approximately 65 miles east of Tucson, Arizona. The reactivation of the Johnson Camp Mine commenced in June 2007. Residual leaching operations commenced in November 2007. Cathode production from residual leaching is scheduled to commence in January 2008 and planned copper production from new ore placed on the heaps is scheduled to commence in the third quarter of 2008.

For information contact:

Nord Resources Corporation
John Perry
(520) 292-0266
www.nordresources.com

Neither the TSX nor any regulatory authority accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statement Disclaimer

This press release includes certain statements that may be deemed "forward-looking statements”. All statements in this release, other than statements of historical facts, that address copper processing and mining activities of Nord are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information, including, without limitation, risks and uncertainties relating to: the market price of copper; general economic, market and business conditions; the Company's plans at its Johnson Camp property; the interpretation of drill results and the estimation of mineral reserves; the geology, grade and continuity of mineral deposits; the possibility that future exploration, development, mining results or metal recoveries will not be consistent with the Company's expectations; accidents, equipment breakdowns, title matters, labor disputes or other unanticipated difficulties with or interruptions in production and operations; the inherent uncertainty of production and cost estimates and the potential for unexpected costs and expenses; regulatory restrictions, including environmental regulatory restrictions and liabilities; and the loss of key employees. In addition, Nord’s business and operations are subject to the risks set forth in Nord’s most recent Form 10-KSB, Form 10-QSB and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. Nord assumes no obligation to update the forward-looking statements.